Sales Report:Supplement No. 24 dated Aug 24, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 418951
This series of Notes was issued and sold upon the funding of the borrower loan #38286, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction start date:	Aug-03-2009
Term:	36 months	Estimated loss:	18.0%	Auction end date:	Aug-17-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09
Final lender yield:	32.50%	Final borrower rate/APR:	33.50% / 35.93%	Final monthly payment:	$110.98

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	19.91%
Lender servicing fee:	1.00%	Estimated return:	12.59%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-1990	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	2 / 1	Employment status:	Full-time employee
Now delinquent:	9	Total credit lines:	46	Length of status:	25y 0m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$0
Delinquencies in last 7y:	11	Homeownership:	No
Inquiries last 6m:	0
Screen name:	ECS--INVESTMENTS-AND-LOANS	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	4 ( 100% )	660-680 (Latest)
Principal borrowed:	$10,900.00	< mo. late:	0 ( 0% )	720-740 (Apr-2009) 700-720 (Sep-2008) 740-760 (May-2008) 740-760 (Apr-2008)
Principal balance:	$0.01	1+ mo. late:	0 ( 0% )
Total payments billed:	4
Description
business loan 24 years in bussiness
Purpose of loan:
This loan will be used for my business which i have own since 1984 . this will be my third loan with prosper which was fully funded before prosper went into quite? time

My financial situation:
I am a good candidate for this loan because i have own my plumbing company for over 24 years. i have no car and truck payments and my home is paid off. and i carry no credit card debt.my last prosper loan was paid off with no late fees.also i am a prosper lender with over 80 loans ranging from 780 to 50? dollars bids. and have more pending loans. my plumbing rate is 90 hr and i work average of 50 to 60 hr week. so i would have no trouble paying for this loan.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I am interested in your loan. Can you explain the delinquencies noted on your listing? - Eaglehigh
A: they were from my expllumbing partner which i paid in full noted on my report.i been funded on 3 loans for higher amount and was never even late on my loans. the third loan was funded but prosper went into quite mode. thanks you. (Aug-11-2009)
Q: Can you explain why there is such a drop in your credit score? Thanks! - rubylender
A: do not know must be the credit crunch. (Aug-11-2009)
Q: Thank you for answering my first question. If you have no vehicle, house, or cc payments, why do you need a loan? Do you have any other debts? How much do you put into savings each month? - Eaglehigh
A: to build my credit score any loans will help your score. i have a share builder account which i use for my 401k and stock account.and buy us bonds. can not invest with prosper now till the rules change in north carolina (Aug-11-2009)
Q: You said in your last loan listing that if you got a rate significantly lower than your first loan listing, that you would keep it longer, but it looks like you paid it off in three months. Will this also be a short term loan and if so, for how long? - Jinja
A: if the rate goes lower will keep longer if not will keep year are less. last loan paid off in 3 months but still made 10 payments to let people have more interest on there loan. thanks for your time (Aug-12-2009)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

JGuide	$100.00	$100.00	8/9/2009 4:17:03 PM
Tai	$50.00	$50.00	8/9/2009 10:06:00 PM
stonehillloans	$25.00	$25.00	8/10/2009 4:11:01 AM
Steveington	$38.16	$38.16	8/9/2009 6:52:23 PM
Dave_Cashflow	$64.00	$64.00	8/10/2009 7:06:32 AM
lenderrn	$50.00	$50.00	8/10/2009 7:34:21 AM
gbruenin	$100.00	$100.00	8/10/2009 4:56:20 PM
JGuide	$25.00	$25.00	8/11/2009 5:44:57 PM
Flying_Tilapia	$100.00	$100.00	8/12/2009 2:33:13 AM
markdavid1957	$25.00	$25.00	8/12/2009 4:05:48 AM
Eaglehigh	$50.00	$50.00	8/12/2009 10:50:31 AM
frugalinvestor20	$25.00	$25.00	8/12/2009 4:38:05 PM
Bomber	$76.91	$76.91	8/13/2009 5:20:15 AM
BAEVentures	$25.00	$25.00	8/13/2009 10:33:06 AM
rubylender	$50.00	$50.00	8/13/2009 10:58:40 AM
goodcents	$25.00	$25.00	8/14/2009 7:00:35 PM
weezy22	$25.00	$25.00	8/15/2009 5:44:46 AM
Terrah75	$25.00	$25.00	8/15/2009 5:08:02 PM
wauktown62	$25.00	$25.00	8/16/2009 1:15:44 PM
rebeldog67	$105.50	$105.50	8/16/2009 8:37:55 PM
Bobusa	$25.00	$25.00	8/17/2009 5:14:05 AM
genuine-money	$89.85	$20.52	8/17/2009 7:23:58 AM
Mantis75	$25.00	$25.00	8/9/2009 5:08:36 PM
FundMaker	$25.00	$25.00	8/9/2009 5:29:43 PM
kenL	$300.00	$300.00	8/10/2009 7:45:01 AM
hellasow	$25.00	$25.00	8/10/2009 5:43:34 PM
lepolgr	$50.00	$50.00	8/11/2009 4:09:33 PM
JGuide	$25.00	$25.00	8/11/2009 5:44:34 PM
Jinja	$30.00	$30.00	8/12/2009 4:05:46 PM
lucygirl2	$50.00	$50.00	8/12/2009 5:06:41 PM
money-expert	$25.00	$25.00	8/13/2009 6:34:54 AM
LeoBUSIIT	$25.00	$25.00	8/14/2009 4:00:52 PM
drkhelmet	$50.00	$50.00	8/14/2009 9:13:10 PM
Cash4U2also	$100.00	$100.00	8/14/2009 10:52:38 PM
Laxa	$25.00	$25.00	8/15/2009 8:26:02 AM
MrRooster101	$54.91	$54.91	8/16/2009 2:36:49 AM
myduck	$50.00	$50.00	8/15/2009 4:42:51 PM
carmat60	$50.00	$50.00	8/15/2009 10:36:24 PM
BAEVentures	$50.00	$50.00	8/16/2009 4:41:49 PM
beach_bum	$30.00	$30.00	8/16/2009 2:18:31 PM
rob095	$25.00	$25.00	8/16/2009 7:40:31 PM
BlackFred	$30.00	$30.00	8/16/2009 10:50:38 PM
Trinkaloki	$100.00	$100.00	8/16/2009 8:15:12 PM
Vegasjim	$50.00	$50.00	8/16/2009 8:24:30 PM
Moe87	$75.00	$75.00	8/17/2009 4:14:24 AM
kevlar	$25.00	$25.00	8/16/2009 11:58:16 PM
EEasyMoney	$25.00	$25.00	8/17/2009 7:42:47 AM
Pintu_Desai	$25.00	$25.00	8/17/2009 7:53:12 AM
ColoradoLender82	$25.00	$25.00	8/17/2009 9:08:42 AM
branaa99	$25.00	$25.00	8/17/2009 8:58:55 AM
lifegrowth	$25.00	$25.00	8/17/2009 9:38:45 AM
best-generosity-financier	$25.00	$25.00	8/17/2009 9:42:22 AM
52 bids
Borrower Payment Dependent Notes Series 419415
This series of Notes was issued and sold upon the funding of the borrower loan #38263, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	B	Auction start date:	Aug-05-2009
Term:	36 months	Estimated loss:	5.0%	Auction end date:	Aug-19-2009

Starting lender yield:	19.39%	Starting borrower rate/APR:	20.39% / 22.63%	Starting monthly payment:	$74.73
Final lender yield:	19.39%	Final borrower rate/APR:	20.39% / 22.63%	Final monthly payment:	$74.73

Auction yield range:	6.23% - 19.39%	Estimated loss impact:	5.34%
Lender servicing fee:	1.00%	Estimated return:	14.05%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-1985	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	9 / 8	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	28	Length of status:	13y 10m
Amount delinquent:	$0	Revolving credit balance:	$42,685	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	power-exec0	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
UPGRADE PATIO/PORCH
Purpose of loan:
This loan will be used to upgrade the patio and porch.? I own a duplex and live in one half.? This summer is starting out very hot.? The improvements will help keep the house cooler.? This will save on electricity.

My financial situation:
I am a good candidate for this loan because I pay all of my bills on time.?I have had to use credit, due?to the?economic downturn but will soon have the ability to return to cash payments. ?I will be receiving a small inheritance when my parents' home is sold, at which time I can pay off my bills.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

longisland47m	$25.00	$25.00	8/5/2009 4:29:57 PM
Scottnow	$25.00	$25.00	8/9/2009 12:51:49 PM
dodibugg0881	$100.00	$100.00	8/11/2009 12:27:41 PM
trekkie3po	$25.00	$25.00	8/12/2009 10:12:34 AM
IPG1	$25.00	$25.00	8/16/2009 8:40:39 AM
Au-Ag-Pt	$30.00	$30.00	8/17/2009 1:21:45 PM
jtc26	$50.00	$50.00	8/19/2009 9:18:33 AM
kingbob	$25.00	$25.00	8/19/2009 12:07:08 PM
ocifer50	$25.00	$25.00	8/19/2009 2:24:51 PM
lendme2	$100.00	$100.00	8/19/2009 1:21:00 PM
Leshan	$50.00	$50.00	8/19/2009 1:30:03 PM
GALMUL	$25.00	$25.00	8/19/2009 1:42:39 PM
jules3304	$25.00	$25.00	8/19/2009 2:33:54 PM
ONECENTATATIME	$50.00	$50.00	8/13/2009 6:09:17 PM
Madron	$50.00	$50.00	8/14/2009 2:56:34 AM
GInBaghdad	$50.00	$50.00	8/15/2009 4:54:27 PM
sshgfwb	$25.00	$25.00	8/16/2009 8:37:53 AM
cassperr	$25.00	$25.00	8/17/2009 6:34:50 PM
littleolme	$25.00	$25.00	8/18/2009 10:40:33 AM
fireferd	$100.00	$100.00	8/18/2009 4:27:06 PM
best-generosity-financier	$25.00	$25.00	8/18/2009 8:00:26 PM
lifelongreds	$50.00	$50.00	8/19/2009 4:58:06 AM
VaVMer	$25.00	$25.00	8/19/2009 8:03:47 AM
Bank_of_T	$100.00	$100.00	8/19/2009 7:26:32 AM
top-radiant-funds	$300.00	$300.00	8/19/2009 8:00:11 AM
edsmoney	$100.00	$100.00	8/19/2009 9:15:31 AM
heather26	$25.00	$25.00	8/19/2009 8:19:47 AM
autobahn77	$40.09	$40.09	8/19/2009 11:16:47 AM
VaVMer	$25.00	$25.00	8/19/2009 12:17:53 PM
skaught	$50.00	$50.00	8/19/2009 12:34:16 PM
irrelevant	$25.00	$25.00	8/19/2009 12:38:15 PM
ballz694	$51.70	$51.70	8/19/2009 1:21:20 PM
ManhattanLender	$25.00	$25.00	8/19/2009 1:22:50 PM
Skeptical-one	$100.00	$100.00	8/19/2009 1:25:00 PM
ONECENTATATIME	$50.00	$50.00	8/19/2009 2:41:02 PM
Skeptical-one	$175.00	$153.21	8/19/2009 2:57:45 PM
36 bids
Borrower Payment Dependent Notes Series 420463
This series of Notes was issued and sold upon the funding of the borrower loan #38266, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction start date:	Aug-13-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-17-2009

Starting lender yield:	29.18%	Starting borrower rate/APR:	30.18% / 34.21%	Starting monthly payment:	$42.55
Final lender yield:	29.18%	Final borrower rate/APR:	30.18% / 34.21%	Final monthly payment:	$42.55

Auction yield range:	11.23% - 29.18%	Estimated loss impact:	10.73%
Lender servicing fee:	1.00%	Estimated return:	18.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-1985	Debt/Income ratio:	66%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	24 / 20	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	80	Length of status:	4y 3m
Amount delinquent:	$0	Revolving credit balance:	$55,330	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	Smith247	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	640-660 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	620-640 (Jun-2008)
Principal balance:	$1,379.72	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Purchase of a computer and software
Purpose of loan:
This loan will be used to purchase a new computer with software.

My financial situation:
I am a good candidate for this loan because I will pay this loan off on schedule.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans, let's lend to this one! It's a great investment! Oh, I got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: My goal is to pay off this loan in 12 months. (Aug-13-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

hektek22	$300.00	$300.00	8/13/2009 9:44:33 PM
periko	$25.00	$25.00	8/13/2009 11:37:39 PM
aztocas	$50.00	$50.00	8/14/2009 6:56:29 AM
EEasyMoney	$25.00	$25.00	8/14/2009 7:56:05 AM
EEasyMoney	$25.00	$25.00	8/14/2009 7:56:42 AM
oregonusa	$25.00	$25.00	8/14/2009 10:59:27 AM
sweety075	$25.00	$25.00	8/14/2009 10:51:07 AM
euphoria8	$25.00	$25.00	8/17/2009 8:25:20 AM
MONEY_IN_THE_BANK	$44.16	$44.16	8/17/2009 3:07:11 PM
stonehillloans	$25.00	$25.00	8/14/2009 7:00:45 AM
EEasyMoney	$25.00	$25.00	8/14/2009 7:55:35 AM
SPADES	$50.00	$50.00	8/14/2009 9:39:02 PM
mroc237	$365.00	$355.84	8/17/2009 9:30:18 PM
13 bids
Borrower Payment Dependent Notes Series 420805
This series of Notes was issued and sold upon the funding of the borrower loan #38289, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction start date:	Aug-17-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-18-2009

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 23.36%	Starting monthly payment:	$75.46
Final lender yield:	19.10%	Final borrower rate/APR:	20.10% / 22.34%	Final monthly payment:	$74.43

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1997	Debt/Income ratio:	9%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	8	Length of status:	0y 10m
Amount delinquent:	$0	Revolving credit balance:	$2,391	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	34%	Stated income:	$1-$24,999
Delinquencies in last 7y:	6	Homeownership:	No
Inquiries last 6m:	0
Screen name:	mmzark	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding Expenses
Purpose of loan:
I will be using this loan to help pay for my wedding.? My fiance and I budgeted for about 75 people, but 90 guests are now coming.? Always seems to happen with weddings.? I have most of the wedding payed for except for these last minute expenses that I cannot quite cover on my own.? I just want to?be able to give my future wife?the wedding she deserves cause she is an amazing women.? ??

My financial situation:
I am a good candidate for this loan because? I am responsible and hard working.? I was a firefighter for 6 years until a career ending back injury forced me to medically retire and go back to school.? I was inside a building when it collapsed and had to have spinal fusion surgery.? However, firefighting taught a wonderful work ethic and how to "pay attention to detail." I apply that both?to my professional and personal aspects of my life.? I?currently am a server at restaurant working full time while I going to school for respiratory therapy at night.? I am very responsible and hard working.?

Monthly net income: $
1500
Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 100
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 100
??Other expenses: $ 100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

heavy_ax	$25.00	$25.00	8/17/2009 4:03:42 PM
slymoose	$25.00	$25.00	8/17/2009 4:03:58 PM
fdsguy	$50.00	$50.00	8/17/2009 4:04:22 PM
wampum-proton	$25.00	$25.00	8/17/2009 4:04:34 PM
figs4u2	$200.00	$200.00	8/17/2009 4:05:50 PM
brmar	$25.00	$25.00	8/17/2009 4:04:15 PM
lagnisiruk	$25.00	$25.00	8/17/2009 4:06:11 PM
p2p-allocator	$25.00	$25.00	8/17/2009 4:05:00 PM
Mantis75	$25.00	$25.00	8/17/2009 4:09:32 PM
secobarbital	$25.00	$25.00	8/17/2009 4:09:22 PM
mtp	$50.00	$50.00	8/17/2009 4:11:17 PM
Moron_Buffet	$25.00	$25.00	8/17/2009 4:14:46 PM
joeirps	$50.00	$50.00	8/17/2009 4:13:54 PM
slcchad	$25.00	$25.00	8/17/2009 4:15:55 PM
CarDealer3070	$25.00	$25.00	8/17/2009 4:15:04 PM
pure-deal6	$25.00	$25.00	8/17/2009 4:16:39 PM
Katahdin	$25.00	$25.00	8/17/2009 4:16:44 PM
TOCPI	$25.00	$25.00	8/17/2009 4:17:39 PM
SNH	$25.00	$25.00	8/17/2009 4:18:52 PM
anton	$25.00	$25.00	8/17/2009 4:18:59 PM
personal-lender	$25.00	$25.00	8/17/2009 4:19:11 PM
mathprof	$25.00	$25.00	8/17/2009 4:19:03 PM
decisive-capital	$50.00	$50.00	8/17/2009 4:26:48 PM
red-sublime-return	$25.00	$25.00	8/17/2009 4:26:32 PM
02bob	$25.00	$25.00	8/17/2009 4:30:24 PM
crazycool	$35.00	$35.00	8/17/2009 4:30:29 PM
Elbanko	$25.00	$25.00	8/17/2009 4:29:54 PM
money-shaker	$25.00	$25.00	8/17/2009 4:30:00 PM
GMPK_TLAS	$45.00	$0.83	8/17/2009 4:30:46 PM
interstellar	$50.00	$50.00	8/17/2009 11:01:06 PM
kyxysyx	$50.00	$50.00	8/17/2009 4:04:11 PM
capital-albatross	$25.00	$25.00	8/17/2009 4:04:06 PM
Syzygy	$25.00	$25.00	8/17/2009 4:07:32 PM
honorable-yield	$25.00	$25.00	8/17/2009 4:07:48 PM
cgkid	$25.00	$25.00	8/17/2009 4:08:02 PM
thedreamer	$25.00	$25.00	8/17/2009 4:09:41 PM
delivery	$25.00	$25.00	8/17/2009 4:10:16 PM
mpactlender	$25.00	$25.00	8/17/2009 4:14:52 PM
davidc314	$39.17	$39.17	8/17/2009 4:15:35 PM
Papa_Mema	$50.00	$50.00	8/17/2009 4:16:01 PM
WolRab	$30.00	$30.00	8/17/2009 4:16:24 PM
AnxiousAirman	$25.00	$25.00	8/17/2009 4:16:07 PM
Sam65	$25.00	$25.00	8/17/2009 4:18:10 PM
best-platinum-persimmon	$25.00	$25.00	8/17/2009 4:18:27 PM
FeedTheMachine	$150.00	$150.00	8/17/2009 4:18:41 PM
GElender	$25.00	$25.00	8/17/2009 4:19:06 PM
unclejaef	$25.00	$25.00	8/17/2009 4:18:48 PM
Artist_Blue	$25.00	$25.00	8/17/2009 4:19:16 PM
head	$25.00	$25.00	8/17/2009 4:26:22 PM
gilbow	$25.00	$25.00	8/17/2009 4:26:19 PM
skuba	$25.00	$25.00	8/17/2009 4:26:43 PM
cyberie21	$40.00	$40.00	8/17/2009 4:29:27 PM
GrayStudio	$25.00	$25.00	8/17/2009 4:28:58 PM
rmachi	$25.00	$25.00	8/17/2009 4:29:42 PM
tlp43	$25.00	$25.00	8/17/2009 4:29:18 PM
888168	$25.00	$25.00	8/17/2009 4:30:10 PM
Champpilot	$50.00	$50.00	8/17/2009 4:30:41 PM
don8ter	$25.00	$25.00	8/17/2009 4:30:36 PM
fizwahh	$30.00	$30.00	8/17/2009 4:30:17 PM
59 bids
Borrower Payment Dependent Notes Series 419576
This series of Notes was issued and sold upon the funding of the borrower loan #38270, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	AA	Auction start date:	Aug-06-2009
Term:	36 months	Estimated loss:	0.6%	Auction end date:	Aug-20-2009

Starting lender yield:	6.35%	Starting borrower rate/APR:	7.35% / 9.66%	Starting monthly payment:	$46.56
Final lender yield:	6.00%	Final borrower rate/APR:	7.00% / 9.31%	Final monthly payment:	$46.32

Auction yield range:	3.23% - 6.35%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Feb-1989	Debt/Income ratio:	3%
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	24 / 19	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	63	Length of status:	10y 7m
Amount delinquent:	$0	Revolving credit balance:	$28,784	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	7%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	Halos2002	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan Underwriter
Purpose of loan:
This loan will be used to? Payoff existing business loan.? This is my first experience with Prosper and I am testing the borrowing process to see if I want to become a lender.

My financial situation:
I am a good candidate for this loan because?Lending is what I do for a living.? I?am banker and have worked in the financial industry (in one capacity or another) since?1993.? I have owned my?business since 1999.? Also, I own four homes with?over $2M in equity.??My liquid assets total approx. 375,000.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Let me know how this goes, as I would like to know. I have not been a borrower. Use commonsense on hard $ -and your u/w skill to see what's missing in this pretty picture: http://www.prosper.com/invest/listing.aspx?listingID=420760 - good luck - icanloanit2u
A: So far, I have been impressed with diligent nature of the process. My company uses much the same approach for much larger loans. The diversification concept appears to be well grounded as well. Good luck to you! - Brad (Aug-19-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

amit_gu	$25.00	$25.00	8/6/2009 7:51:32 PM
Syzygy	$25.00	$25.00	8/7/2009 3:25:22 PM
IceFisherman	$28.99	$28.99	8/10/2009 8:10:10 AM
Cash4U2also	$100.00	$100.00	8/14/2009 10:56:00 PM
otalon	$30.00	$30.00	8/15/2009 7:20:59 PM
Figure4	$25.00	$25.00	8/18/2009 4:02:05 PM
rmpedi33	$25.00	$25.00	8/18/2009 6:03:11 PM
mobius_titan	$25.00	$25.00	8/19/2009 9:13:55 AM
SpotLending	$50.00	$50.00	8/19/2009 11:37:19 AM
gsd	$40.00	$40.00	8/19/2009 5:09:11 PM
helpful-dough	$100.00	$100.00	8/19/2009 6:18:33 PM
quiggles	$25.00	$25.00	8/20/2009 7:40:18 AM
best-generosity-financier	$25.00	$25.00	8/20/2009 9:34:49 AM
jchurchi	$25.00	$25.00	8/20/2009 3:04:09 PM
springpanda	$50.00	$50.00	8/7/2009 1:47:45 PM
Paragon13	$50.00	$50.00	8/10/2009 9:28:33 PM
albatross897	$25.00	$25.00	8/11/2009 4:31:39 PM
market-assembler	$25.00	$25.00	8/13/2009 1:25:20 PM
Dollars4Rent	$25.00	$25.00	8/14/2009 2:56:59 PM
Dollars4Rent	$25.00	$25.00	8/14/2009 2:56:40 PM
nnomura	$50.00	$50.00	8/16/2009 3:30:59 PM
dsparrow	$25.00	$25.00	8/17/2009 8:16:58 PM
Snoopylover	$25.00	$25.00	8/18/2009 6:55:59 PM
khamlagirl	$50.00	$50.00	8/18/2009 7:51:00 PM
swissbanker	$50.00	$50.00	8/18/2009 9:56:56 PM
Hogan55	$46.60	$46.60	8/19/2009 5:57:14 AM
power-thinker	$50.00	$50.00	8/19/2009 9:43:25 AM
SchaeferJ	$25.00	$25.00	8/19/2009 10:52:16 AM
CPA-Banker	$50.00	$26.19	8/19/2009 10:46:34 AM
kf88	$50.00	$50.00	8/19/2009 4:18:21 PM
frankandirene	$50.00	$50.00	8/19/2009 7:24:28 PM
TexasLender2007	$25.00	$25.00	8/19/2009 5:48:23 PM
gothampark	$100.00	$100.00	8/19/2009 10:35:40 PM
investmentgroup	$25.00	$25.00	8/20/2009 4:25:52 AM
dsav607	$51.67	$51.67	8/20/2009 6:48:43 AM
slxvq	$26.55	$26.55	8/20/2009 7:19:36 AM
njmlaj726	$50.00	$50.00	8/20/2009 9:33:59 AM
shellstar	$25.00	$25.00	8/20/2009 11:52:00 AM
38 bids
Borrower Payment Dependent Notes Series 420662
This series of Notes was issued and sold upon the funding of the borrower loan #38283, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	A	Auction start date:	Aug-14-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-17-2009

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.75%	Starting monthly payment:	$49.38
Final lender yield:	10.38%	Final borrower rate/APR:	11.38% / 13.75%	Final monthly payment:	$49.38

Auction yield range:	4.23% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Aug-2001	Debt/Income ratio:	7%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	9 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$5,315	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	proud-interest	Borrower's state:	DistrictOfColumbia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off payday loans forever!
I am a young professional paying off 4 payday loans. I have learned from my mistake; I think that sometimes a payday loan can help, but I got in over my head. I would like to pay off my loans for good with this prosper loan. I have low interests on my credit cards, and just recently paid off a $2000 credit card. I make monthly payments and am current. This loan will allow me to build my savings so that I don't have to ever rely on payday loans again.

I am a good candidate for this loan because I am responsible, have a stable government job and few expenditures - only rent (utilities included), cable, cell phone and one monthly credit card payment. I am on a strict budget and am looking forward to saving for the future.

I'm ready for a fresh start and a prosper loan would help me do that immediately!

Thank you.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Why did you pay of a credit card when you have outstanding payday loans ? - mjerryfirst
A: I paid off the credit card a few months before I applied for payday loans. (Aug-15-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

brightest-revenue-spark	$25.00	$25.00	8/14/2009 4:02:35 PM
turbospeed	$25.00	$25.00	8/14/2009 4:07:05 PM
mathprof	$25.00	$25.00	8/14/2009 4:07:19 PM
bchen78875	$50.00	$50.00	8/14/2009 4:07:28 PM
don8ter	$60.00	$60.00	8/14/2009 4:02:31 PM
r1g3l	$25.00	$25.00	8/14/2009 4:02:40 PM
honorable-yield	$50.00	$50.00	8/14/2009 4:03:51 PM
RandyL3	$25.00	$25.00	8/14/2009 5:15:23 PM
Sid-K	$50.00	$50.00	8/14/2009 4:07:06 PM
skuba	$50.00	$50.00	8/14/2009 4:07:21 PM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	8/14/2009 4:11:07 PM
Artist_Blue	$25.00	$25.00	8/14/2009 4:07:26 PM
mattlo	$25.00	$25.00	8/15/2009 12:48:16 AM
theloanteacher	$25.00	$25.00	8/15/2009 10:14:03 PM
andrelaplume	$25.00	$25.00	8/16/2009 9:33:56 AM
SV-AZ	$25.00	$25.00	8/16/2009 8:03:57 PM
MoneyForNothing	$25.00	$25.00	8/17/2009 7:15:20 AM
buckyhead2000	$25.00	$25.00	8/17/2009 10:24:28 AM
cyberie21	$40.00	$40.00	8/17/2009 10:29:33 AM
minista	$25.00	$25.00	8/17/2009 10:31:15 AM
radiant-value	$25.00	$25.00	8/17/2009 1:04:07 PM
sks1	$50.00	$50.00	8/17/2009 1:31:16 PM
jetblack	$50.00	$50.00	8/17/2009 1:35:40 PM
Moron_Buffet	$25.00	$25.00	8/14/2009 4:02:39 PM
abuyama22	$25.00	$25.00	8/14/2009 4:07:08 PM
cash-sensai2	$25.00	$25.00	8/14/2009 4:07:24 PM
thedoctor	$25.00	$25.00	8/14/2009 4:02:33 PM
elated-justice	$25.00	$25.00	8/14/2009 4:06:57 PM
888168	$50.00	$50.00	8/14/2009 4:07:08 PM
Syzygy	$25.00	$25.00	8/14/2009 4:04:02 PM
kenyonhillbilly	$50.00	$50.00	8/14/2009 4:04:08 PM
turbostar666	$50.00	$50.00	8/14/2009 4:06:06 PM
DukSerduk	$25.00	$25.00	8/14/2009 4:07:07 PM
ideal-value	$100.00	$100.00	8/15/2009 3:34:54 PM
whitegold24k	$25.00	$25.00	8/16/2009 6:56:38 PM
vinayski	$25.00	$25.00	8/16/2009 11:45:41 PM
merciful-yield	$50.00	$50.00	8/17/2009 9:20:17 AM
Avala	$25.00	$25.00	8/17/2009 10:29:32 AM
totoro	$25.00	$25.00	8/17/2009 10:31:57 AM
MidnightBank	$25.00	$25.00	8/17/2009 10:40:17 AM
julijask	$25.00	$25.00	8/17/2009 10:59:01 AM
TK4	$25.00	$25.00	8/17/2009 2:11:40 PM
SMARTDISK	$25.00	$17.03	8/17/2009 4:25:07 PM
garbageman	$57.97	$57.97	8/17/2009 4:34:05 PM
44 bids